Exhibit 3.1
EXHIBIT 3.1
Amended and Restated Bylaws of Questcor Pharmaceuticals, Inc.

AMENDED AND RESTATED BYLAWS
OF
QUESTCOR PHARMACEUTICALS, INC.
A CALIFORNIA CORPORATION
(AS OF FEBRUARY 29, 2008)

		Page
ARTICLE VIII.

GENERAL CORPORATE MATTERS
Section 1.	Record Date for Purposes Other Than Notice and Voting	15
Section 2.	Corporate Contracts and Instruments; How Executed	15
Section 3.	Certificate for Shares	16
Section 4.	Lost Certificates	16
Section 5.	Representation of Share of Other Corporations	16
Section 6.	Construction and Definitions	16

ARTICLE IX.

AMENDMENTS
Section 1.	Amendment by Shareholders	17
Section 2.	Amendment by Directors	17

ARTICLE I.
OFFICES
     Section 1. Principal Offices. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.
     Section 2. Other Offices. The corporation may also have offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
     Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.
     Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time and location as may be determined by the board of directors.
     Section 3. Special Meeting. Special meetings of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Except as next provided, notice shall be given as for the annual meeting.
     Upon receipt of a written request addressed to the chairman or president, mailed or delivered personally to such officer by any person (other than the board of directors) entitled to call a special meeting of shareholders (such request, if sent by a shareholder or shareholders, to include the information required by Article II, Section 15 of these bylaws), such officer shall cause notice to be given, to the shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty five (35) nor more than sixty (60) days after the receipt of such request.
     Section 4. Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. In addition to such other information as is required by the California Corporations Code, the notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.
     Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail (unless the corporation has outstanding shares held of record by 500 or more person, determined as provided by the California Corporations Code, on the record date for the meeting, in which case notice may be sent by third-

class mail) or telegraphic, electronic, or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail (or third-class mail, as provided above) or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, or sent by telegram, electronic transmission or other means of written communication.
     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of giving of the notice.
     An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.
     Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
     Section 7. Adjourned Meeting; Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, or by the presiding officer of the meeting, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.
     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.
     Section 8. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by California Corporations Code or by the articles of incorporation.
     At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholders’ shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
     Section 9. Waiver of Notice or Consent by Absent Shareholders. The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, a consent to holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.
     Section 10. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall given prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II.
     Section 11. Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or entitled to vote or to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California Corporations Code.
     If the board of directors does not so fix a record date:
          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.
     Section 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.
     Section 13. Inspectors of Election. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3)

inspectors are to be appointed. If any person appointed as an inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.
     These inspectors shall:
          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
          (b) Receive votes, ballots or consents;
          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;
          (d) Count and tabulate all votes or consents;
          (e) Determine when the polls shall close;
          (f) Determine the result; and
          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
     Section 14. Order of Business. The chairman of the board of directors, or such other officer of the corporation designated by a majority of the board of directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the board of directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.
     At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, (ii) be entitled to vote at such meeting, and (iii) have given timely written notice thereof to the secretary in accordance with Article II, Section 15 of these bylaws.

     Nominations of persons for election as directors of the corporation may be made at an annual meeting of shareholders only (i) by or at the direction of the board of directors or (ii) by any shareholder who is a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, who is entitled to vote for the election of directors at such meeting and who has given timely written notice thereof to the secretary in accordance with Article II, Section 15 of these bylaws. Only persons who are nominated in accordance with this Article II, Section 14 will be eligible for election at a meeting of shareholders as directors of the corporation.
     At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the chairman of the board of directors, the president, a vice president or the secretary or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors.
     The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Article II, Section 14, and whether any nomination of a person for election as a director of the corporation at any annual meeting of the shareholders was properly made in accordance with this Article II, Section 14, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.
     Section 15. Advance Notice of Shareholder Proposals and Director Nominations. To be timely for purposes of Article II, Section 14 of these bylaws, a shareholder’s notice must be addressed to the secretary and delivered or mailed to and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above.
     In the case of a request by a shareholder for business to be brought before any annual meeting of shareholders, a shareholder’s notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.
     In the case of a nomination by a shareholder of a person for election as a director of the corporation at any annual meeting of shareholders, a shareholder notice to the secretary must set forth (i) the shareholder’s intent to nominate one or more persons for election as a director of the corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder proposing such nomination and by the beneficial owner, if any on whose behalf the nomination is proposed, and (iv) any material interest of such shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (vi) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board, and (vii) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the corporation if so elected.
     Any shareholder or shareholders seeking to call a special meeting pursuant to Article II, Section 3 of these bylaws shall provide information comparable to that required by the preceding paragraphs, to the extent applicable, in any request made pursuant to such Article and Section.
     Notwithstanding the provisions of Sections 14 and 15 of this Article II, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Sections 14 and 15 of this Article II.
     Nothing in Sections 14 and 15 of this Article 2 will be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
     For purposes of this Article II, Section 15, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders.
ARTICLE III.
DIRECTORS
     Section 1. Powers. Subject to the provisions of the California Corporations Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.
     Section 2. Number and Qualification of Directors. The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be six (6) until changed, within the limits specified above, by resolution duly adopted by the board of directors, or by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).
     Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting by the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
     Section 4. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented by a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.
     A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.
     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.
     No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
     Section 5. Place of Meetings and Meetings by Telephone. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation.

     Section 6. Participation by Telephone. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.
     Section 7. Annual Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.
     Section 8. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.
     Section 9. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president or any two directors.
     Notice of the time and place of special meetings shall be delivered personally or by telephone or email to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In the event that the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In the event that the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, or the place of the meeting if the meeting is to be held at the principal executive office of the corporation.
     Section 10. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the California Corporations Code. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
     Section 11. Waiver of Notice. The transaction of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

     Section 12. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
     Section 13. Notice of Adjournment. Notice of the time and place of holding a adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 9 of this Article III, to the directors who were not present at the time of the adjournment.
     Section 14. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.
     Section 15. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.
ARTICLE IV.
COMMITTEES
     Section 1. Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace an absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:
          (a) the approval of any action which, under the California Corporations Code, also requires shareholders’ approval or approval of the outstanding shares;
          (b) the filling of vacancies on the board of directors or any committee;
          (c) the fixing of compensation of the directors for serving on the board or any committee;
          (d) the amendment or repeal of bylaws or the adoption of new bylaws;
          (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;
          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors;
          (g) the appointment of any other committees of the board of directors or the members of these committees.

     Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
ARTICLE V.
OFFICERS
     Section 1. Officers. The officers of the corporation shall be a chief executive officer, a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.
     Section 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 6 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.
     Section 3. Subordinate Officers. The board of directors may appoint, and may empower the chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.
     Section 4. Inability to Act. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.
     Section 5. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.
     Section 6. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.
     Section 7. Chairman of the Board. The chairman of the board, when such an officer is elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 8 of this Article V.
     Section 8. Chief Executive Officer and President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, when such an officer is elected, the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in such an officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws. The president shall, in the absence of the chief executive officer, have all the powers of, and be subject to all the restrictions placed upon the chief executive officer, and duties as may be prescribed by the board of directors, or the bylaws, and the chief executive officer or the chairman of the board.
     Section 9. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them, respectively, by the board of directors or the bylaws, and the president or the Chairman of the board.
     Section 10. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.
     The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number of classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.
     Section 11. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have the powers and perform such other duties as may be prescribed by the board of directors or the bylaws.
ARTICLE VI.
INDEMNIFICATION
     Section 1. Indemnification. The corporation shall indemnify, defend and hold harmless to the maximum extent permitted by law, each Agent (as defined below) who is or was a party or is threatened to be made a party to or is or was involved (as a party, witness, or otherwise) in or to any proceeding (as defined below), whether or not by or in the right of the corporation, by reason of the fact that such person is or was an Agent of the corporation, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer. Further, pursuant to provisions in the corporation’s articles of incorporation, the corporation may provide such indemnification and hold harmless in excess of that expressly permitted by Section 317 of the California Corporations Code for any Agent to the fullest extent permitted by applicable law, as such law exists from time to time. The corporation may, at its option, indemnify, defend and hold harmless each employee or other agent of the corporation (each an “Other Agent”) to the same extent described above with respect to an Agent, or to any lesser extent.
     To the fullest extent permitted by law, the indemnification and hold harmless provided herein shall include, but is not limited to, expenses (including attorneys’ fees), levies, costs, judgments, liability, loss, amounts paid in settlement, penalties and fines, which were incurred or paid in connection with, related to or arising from any proceeding; and, in the manner provided by law, any such expenses with respect to an Other Agent may, at the option of the corporation, and any such expenses with respect an Agent shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay such amount if it shall be determined ultimately that the Agent or Other Agent is not entitled to be indemnified.
     The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any person to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any Agent seeking indemnification from the corporation may be entitled under any agreement, bylaws, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. For purposes of this Article VI, “proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and “Agent” shall mean a person, or a person who is the legal representative of a person, who is or was a director or officer of the corporation or Other Agent.
     Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an Agent who is party to an action, suit or proceeding brought by the corporation and approved by a majority of the board of directors which alleges willful misappropriation of corporate assets by such Agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such Agent’s duty to the corporation or its shareholders.

     The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any Agent or Other Agent against any liability asserted against or incurred by the Agent or Other Agent in such capacity or arising out of the Agent’s or Other Agent’s status as such whether or not the corporation would have the power to indemnify the Agent or other Agent against such liability under the provisions of applicable law.
ARTICLE VII.
RECORDS AND REPORTS
     Section 1. Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and classes of shares held by each shareholder.
     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of those voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such shareholders’ names and addresses, a list of who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney for the shareholder or holder of a voting trust certificate making the demand.
     Section 2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.
     Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.
     Section 4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
     Section 5. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with during such time as the corporation has more than one hundred (100) shareholders of record, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.
     Section 6. Annual Statement of General Information. The corporation shall, by the end of the calendar month of the anniversary date of its incorporation each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the number of any vacancies on the board, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office, if the principal executive office is not in this state, the principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.
ARTICLE VIII.
GENERAL CORPORATE MATTERS
     Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, allotment, rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California Corporations Code.
     If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.
     Section 2. Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount.
     Section 3. Certificate for Shares. Shares of the corporation’s stock may be certificated or uncertificated, as provided under California law, and shall be entered in the books of the corporation and registered as they are issued. Certificates representing shares of the corporation’s stock shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the chief executive officer or president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.
     Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of California, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation’s certificate of incorporation, these by-laws, any agreement among shareholders or any agreement between shareholders and the corporation.
     Section 4. Lost Certificates. Except as provided in this Section 4, no new certificates for shares or uncertified shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate of stock, or uncertified shares in place of a certificate previously issued by it on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate or uncertified shares.
     Section 5. Representation of Share of Other Corporations. The chairman of the board, the president or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.
     Section 6. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes both a corporation and a natural person.

ARTICLE IX.
AMENDMENTS
     Section 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.
     Section 2. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, bylaws other than a bylaw or an amendment of a bylaw changing the authorized number of directors may be adopted, amended or repealed by the board of directors.